UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 11, 2008

TULLY’S COFFEE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Washington	001-33646	91-1557436
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3100 Airport Way South, Seattle, Washington 98134

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (206) 233-2070

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 26, 2007, Tully’s Coffee Corporation (the “Company”) borrowed $4,000,000 from Benaroya Capital Company, L.L.C. (“Benaroya CC”), and issued a secured promissory note to evidence such indebtedness (the “Benaroya Note”). The Benaroya Note was due upon the earlier of (i) October 23, 2007 and (ii) the first business day following the closing of an underwritten public offering of the Company’s equity securities. Interest accrued on the outstanding principal balance of the Benaroya Note at a rate equal to fifteen percent (15%) per annum, calculated on a daily basis and payable on the maturity date. As additional consideration for the Benaroya Note, the Company agreed to issue to Benaroya Capital Company, L.L.C. a warrant to purchase 99,291 shares of the Company’s common stock at an exercise price of $0.33 per share. The warrant will become exercisable on the earliest to occur of the following: (x) immediately prior to the completion of the Company’s first underwritten public offering of common stock; (y) immediately prior to a change of control event as defined in the warrant; or (z) April 26, 2008. The Benaroya Note is secured by all of Tully’s assets but is subordinate to Northrim Funding Services’ existing lien on accounts receivable and inventory. The Company’s chairman, Tom T. O’Keefe, has guaranteed the Company’s obligations under the Benaroya Note, and the Company has agreed to indemnify Mr. O’Keefe from all claims, liabilities, costs and expenses incurred by him arising from or related to the note holder’s demands under the guaranty. The Company also has agreed not to grant any other security interest in its assets without Mr. O’Keefe’s prior written consent.

On July 12, 2007, the Benaroya Note amount was amended to establish a credit facility (the “Benaroya credit facility”) with allowable borrowings of up to $10 million, to reduce the interest rate from 15% to 13.5% per annum (effective July 12, 2007) and to extend its maturity date. Borrowings under the Benaroya credit facility are due upon the earlier of (i) August 31, 2008, (ii) the first business day following the closing of an underwritten public offering of our equity securities and (iii) 30 days after Benaroya Capital has given Tully’s notice that Benaroya Capital, in good faith, deems itself insecure. Interest accrues on the outstanding principal balance of the Benaroya Note, calculated on a daily basis and payable on the maturity date. Overdue amounts bear interest at a rate equal to eighteen percent (18%) per annum.

The Benaroya Note was due on August 31, 2008. As of August 31, 2008, the outstanding balance on the Benaroya Note was Eight Million Seven Hundred Seventeen Thousand One Hundred Twenty Four and 68/100 Dollars ($8,717,124.68) and the Company is not entitled to any further draws of principal. The Company and Benaroya CC agreed to enter into a Forbearance Agreement, which is dated as of September 5, 2008 and fully executed September 11, 2008 and is attached as an Exhibit to this Form 8-K. Under the Forbearance Agreement, Benaroya CC has agreed to forbear from taking any action to collect on the Benaroya Note or to foreclose on its security interests.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.1	Forbearance Agreement between Tully’s Coffee Corporation and Benaroya Capital Company, L.L.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TULLY’S COFFEE CORPORATION

Date: September 16, 2008	By:	/s/ Andrew M. Wynne

Andrew M. Wynne
Vice-President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Forbearance Agreement between Tully’s Coffee Corporation and Benaroya Capital Company, L.L.C.